UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 22, 2012

(Date of Report (Date of Earliest Event Reported))

LA-Z-BOY INCORPORATED

(Exact name of registrant as specified in its charter)

MICHIGAN	1-9656	38-0751137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1284 North Telegraph Road, Monroe, Michigan	48162-3390
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code (734) 242-1444

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	Our annual meeting of shareholders was held on August 22, 2012.
(b)
There were 53,037,331 shares eligible to vote, and 48,230,764 shares, or 90.93% of the outstanding shares were voted in person or by proxy at the meeting.  The final results of the voting on the proposals submitted to a vote of the shareholders are set out below:

Proposal 1. Election of Directors.

The following individuals were elected to serve as directors for terms expiring in 2013:

	Shares
	Voted	Shares	Broker
	For	Withheld	Non-Votes
Kurt L. Darrow	44,207,252	317,883	3,705,629
John H. Foss	44,153,111	372,024	3,705,629
Janet E. Kerr	44,349,651	175,484	3,705,629
H. George Levy, M.D.	44,047,193	477,942	3,705,629
W. Alan McCollough	44,283,878	241,257	3,705,629
Nido R. Qubein	44,248,597	276,538	3,705,629

Proposal 2. Shareholders ratified the selection of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for our fiscal year 2013:

Shares voted For	47,777,670
Shares voted Against	383,436
Shares abstained	69,658

Proposal 3. Advisory vote on executive compensation:

Shares voted For	43,141,801
Shares voted Against	1,257,076
Shares abstained	126,258
Broker non-votes	3,705,629

Proposal 4. Approve amending articles of incorporation eliminating the right to reorganize under state statute:

Shares voted For	43,595,287
Shares voted Against	787,898
Shares abstained	141,950
Broker non-votes	3,705,629

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED
(Registrant)

Date: August 28, 2012

By: /s/ Margaret L. Mueller
Margaret L. Mueller
Corporate Controller